SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 6, 2005

000-24478 (Commission File No.)	38-3073622 (IRS Employer Identification No.)
DEARBORN BANCORP, INC.
(Exact name of registrant as specified in its charter)
1360 Porter Street. Dearborn, MI
(Address of Principal Executive Offices)
48124
(Zip Code)
(313) 565-5700
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Form of Stock Option Agreement
Form of Restricted Stock Award Agreement

Item 1.01. Entry into a Material Definitive Agreement.
     On October 18, 2005, the Board of Directors of Dearborn Bancorp, Inc. (“Dearborn”) granted stock options and restricted stock to each of the five named executive officers of Dearborn and its subsidiary, Community Bank of Dearborn, under its 2005 Long-Term Incentive Plan (the “Plan”). The Plan was approved by Dearborn’s shareholders at their 2005 annual meeting. On August 10, 2005, Dearborn filed a copy of the Plan with the Securities and Exchange Commission as Exhibit 10(a) to its Form 10-Q Report for the quarter ended June 30, 2005.
     The options and restricted stock granted to the five named executive officers on October 18, 2005 are as follows:

	Number of	Number of
	Option	Shares of
	Shares	Restricted
Name and Title	Granted	Stock Granted
Michael J. Ross, President and Chief Executive Officer, Community Bank of Dearborn	4839	1763
Warren R. Musson, Senior Vice President, Community Bank of Dearborn	2652	933
Jeffrey L. Karafa, Senior Vice President and Chief Financial Officer, Community Bank of Dearborn	2652	933
Stephen C.Tarczy, Northeast Regional President, Community Bank of Dearborn	2652	933
Jeffrey J. Wolber, Senior Vice President, Community Bank of Dearborn	2652	933
     Each of the stock options has an exercise price of $24.11 per share, and expires on October 18, 2015, subject to earlier termination pursuant to the terms of the Plan.
     Dearborn is filing as exhibits to this Form 8-K the form of the stock option agreement used for granting options under the Plan and the form of restricted stock award agreement used for the granting of restricted stock under the Plan.

Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits

10.1	Form of Stock Option Agreement for options granted under the 2005 Long-Term Incentive Plan

10.2	Form of Restricted Stock Award Agreement for restricted stock granted under the 2005 Long-Term Incentive Plan

DEARBORN BANCORP, INC.
FORM 8-K (continued)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dearborn Bancorp, Inc.
(Registrant)
/s/ Jeffrey L. Karafa

Jeffrey L. Karafa
Treasurer and Chief Financial Officer
Date: December 6, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Stock Option Agreement for options granted under the 2005 Long-Term Incentive Plan

10.2	Form of Restricted Stock Award Agreement for restricted stock granted under the 2005 Long-Term Incentive Plan